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                                                                    EXHIBIT 99.1
                                                                    EXHIBIT D


                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                          First Union Direct Bank, N.A.

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                      First Union MASTER CREDIT CARD TRUST

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           The undersigned, a duly authorized representative of First Union
Direct Bank, N.A. ("First Union"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of September 29, 1995 (the "Pooling and Servicing Agreement") by and between First Union and the Bank of New York, as trustee (the "Trustee") does hereby certify that:

           1.  First Union is Servicer under the Pooling and
Servicing Agreement.

           2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

           3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

           4. A review of the activities of the Servicer during the twelve-month period ended December 31, 1997 was conducted under the supervision of the undersigned.

           5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

           6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default.

           NONE

           IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 24th day of March, 1998.



                                                     /s/ JAMES H. GILBRAITH II
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                                                     James H. Gilbraith II
                                                     Managing Director